Exhibit 5.1

811 Main Street, Suite 3700
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March 26, 2024	Frankfurt	Seoul
	Hamburg	Silicon Valley
Intuitive Machines, Inc.	Hong Kong	Singapore
13467 Columbia Shuttle Street	Houston	Tel Aviv
Houston, TX 77059	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement on Form S-3

To the addressees set forth above:

We have acted as counsel to Intuitive Machines, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $300,000,000 aggregate offering price of shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”). The Common Stock, plus any additional Common Stock that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Registration Statement also registers for resale (i) up to 159,808,031 shares of Common Stock (the “Secondary Shares”) and (ii) up to 8,295,000 warrants (the “Secondary Warrants”) to purchase shares of Common Stock (such shares, the “Warrant Shares”) held by certain securityholders of the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

We advise you that we have also examined (i) the prospectus supplement contained within the Registration Statement (together with the Base Prospectus, the “Sales Agreement Prospectus”) relating to the sale by the Company through Cantor Fitzgerald & Co., as the sales agent (the “Sales Agent”), from time to time of shares of Common Stock (the “Placement Shares”) having an aggregate maximum offering price of up to $100,000,000 pursuant to the Registration Statement and the Sales Agreement Prospectus, and (ii) that certain Controlled Equity OfferingSM Sales Agreement, dated as of March 26, 2024, by and between the Company and the Sales Agent (the “Sales Agreement”).

March 26, 2024

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to the shares of Common Stock (other than the Placement Shares) to be issued by the Company, when an issuance of such Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. The Secondary Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3. The Secondary Warrants are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holders thereof and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Secondary Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

5. The Placement Shares to be issued and sold by the Company have been duly authorized for issuance and, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Sales Agreement Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the Sales Agreement Prospectus, such Placement Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

March 26, 2024

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Secondary Warrants and the warrant agreement, dated September 21, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, relating to the Secondary Warrants, have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Secondary Warrants and the warrant agreement constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Secondary Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP